   As filed with the Securities and Exchange Commission on November 14, 2002

                                                      Registration No. 333-07061
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          POST-EFFECTIVE AMENDMENT NO.1
                                       TO
                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          PEDIATRIX MEDICAL GROUP, INC.
             (Exact name of registrant as specified in its charter)


             FLORIDA                                   65-0271219
(State or other jurisdiction of           (I.R.S. employer identification no.)
incorporation or organization)

                              1301 CONCORD TERRACE
                           SUNRISE, FLORIDA 33323-2825
          (Address of principal executive offices, including zip code)

                             PEDIATRIX MEDICAL GROUP
                   1996 QUALIFIED EMPLOYEE STOCK PURCHASE PLAN
                              (Full Title of Plan)

                                 BRIAN T. GILLON
                       EXECUTIVE VICE PRESIDENT, CORPORATE
                   DEVELOPMENT, GENERAL COUNSEL AND SECRETARY
                          PEDIATRIX MEDICAL GROUP, INC.
                1301 CONCORD TERRACE, SUNRISE, FLORIDA 33323-2825
                     (Name and address of agent for service)

                                 (954) 384-0175
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

=============================== ================= ========================= ========================== =================
     TITLE OF SECURITIES             AMOUNT           PROPOSED MAXIMUM          PROPOSED MAXIMUM           AMOUNT OF
       TO BE REGISTERED         TO BE REGISTERED  OFFERING PRICE PER SHARE  AGGREGATE OFFERING PRICE    REGISTRATION FEE
------------------------------- ----------------- ------------------------- -------------------------- -----------------
Common Stock,
par value $.01 per share(1)     250,000 shares(2)          NA                        NA                       NA

------------------------------- ----------------- ------------------------- -------------------------- -----------------

(1) This Registration Statement also covers rights to purchase the registrant's Series A Junior Participating Preferred Stock that presently are attached to and trade with the Common Stock. Any value attributable to such rights is reflected in the market price of the Common Stock.

(2) 250,000 shares of Common Stock previously registered under this Registration Statement on Form S-8 have been moved from the employee benefit plan described herein to the registrant's 1996 Non-Qualified Employee Stock Purchase Plan, as amended and restated, and are registered under the registrant's Registration Statement on Form S-8 in respect of the registrant's 1996 Non-Qualified Employee Stock Purchase Plan filed concurrently with this Registration Statement.

                                EXPLANATORY NOTE

         At the registrant's annual meeting of shareholders held on May 14, 2002, the registrant's shareholders approved amendments to the registrant's 1996 Qualified Employee Stock Purchase Plan and the registrant's 1996 Non-Qualified Employee Stock Purchase Plan transferring 250,000 shares issuable under the registrant's 1996 Qualified Employee Stock Purchase Plan to the registrant's 1996 Non-Qualified Employee Stock Purchase Plan, reducing the maximum number of shares issuable under the 1996 Qualified Employee Stock Purchase Plan from 500,000 shares to 250,000 shares. This registration statement reflects this reduction in shares issuable under the 1996 Qualified Employee Stock Purchase Plan, includes as an exhibit filed herewith, the 1996 Qualified Employee Stock Purchase Plan as amended and restated, and amends and restates the Registration Statement on Form S-8 filed with the Commission on June 28, 1996, in respect of the 1996 Qualified Employee Stock Purchase Plan.


                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

         * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents filed by the registrant with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement and shall be deemed to be a part hereof:

                  (a) The registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

                  (b) The registrant's Quarterly Report on Form 10-Q for the fiscal period ended March 31, 2002.

                  (c) The registrant's Quarterly Report on Form 10-Q for the fiscal period ended June 30, 2002.

                  (d) The registrant's Quarterly Report on Form 10-Q for the fiscal period ended September 30, 2002.

                  (e) The description of the registrant's common stock contained in the Registration Statement on Form 8-A filed by the registrant with the Commission on September 14, 1995, including any amendment or report filed for the purpose of updating such description.

                  (f) The description of the rights to purchase the registrant's Series A Junior Participating Preferred Stock contained in the Registration Statement on Form 8-A filed by the registrant with the Commission on April 6, 1999, including any amendment or report filed for the purpose of updating such description.



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


                  In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference in this Registration Statement and to be part hereof from the respective dates of filing of such documents (such documents, and the documents described in paragraphs (a) through (c) above, being hereinafter referred to as "Incorporated Documents").

                  Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Documents modifies or supersedes such first statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  The Florida Business Corporation Act permits a corporation to indemnify the following persons (using a case-by-case determination) against liabilities arising in the following circumstances:

                  (i) any person who was or is party to any proceeding by reason of his or her service as a director, officer, employee or agent of the corporation; or

                  (ii) any person serving in such capacity, at the request of the corporation, for another corporation or business entity.

                  To be indemnified, a person seeking indemnification must have acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation. With respect to any criminal action or proceeding, such person must have had no reasonable cause to believe his or her conduct was unlawful. Under Florida law the corporation can indemnify such a person who is a party to any proceeding by or in the right of the corporation against expenses and amounts paid in settlement which were actually and reasonably incurred in connection with the defense or settlement of the proceeding. Such indemnification may not exceed the board of directors' estimated expense of litigating the matter to a conclusion. No indemnification shall be made in respect of any issue as to which such person shall have been adjudged to be liable unless, and only to the extent that, a court shall determine, in view of all circumstances, that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

                  Under the Florida Business Corporation Act, indemnification for expenses actually and reasonably incurred in the defense of any proceeding is mandatory to the extent that a director, officer, employee or agent is successful in such defense. Florida law also allows a corporation to provide any other or further indemnification or advancement of expenses to its directors, officers, employees or agents; however such indemnification or advancement of expenses may not extend to situations where a final adjudication establishes that such person's actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

                  (i) a criminal violation, unless such person had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

                  (ii) a transaction from which such person derived an improper personal benefit;

                  (iii) in the case of a director, a circumstance under which the director would be liable for authorizing an improper distribution; or

                  (iv) willful misconduct or conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor, or in a proceeding by or in the right of a shareholder.

                  The amended and restated articles of incorporation of the registrant provide that the registrant shall indemnify and may advance expenses to its officers and directors to the fullest extent permitted by the current law. The registrant has secured insurance covering the registrant and its directors and officers and those of its principal subsidiaries and affiliate companies against certain liabilities.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8. EXHIBITS.

                  See Exhibit Index.

ITEM 9. UNDERTAKINGS.

         (a)      The registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change of such information in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

         (b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunrise, State of Florida on November 14, 2002.

                                           Pediatrix Medical Group, Inc.

                                           By: /s/ Karl B. Wagner
                                              -------------------------------
                                           Name: Karl B. Wagner
                                           Title: Chief Financial Officer

                               POWERS OF ATTORNEY

                  Each person whose signature to this Post-Effective Amendment to the Registration Statement on Form S-8 appears below hereby appoints Roger J. Medel, M.D., Kristen Bratberg and Karl B. Wagner, and each of them, as his or her attorneys-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file, all amendments to this Registration Statement, which amendments may make such changes in and additions to this Post-Effective Amendment to the Registration Statement on Form S-8 as such attorneys-in-fact may deem necessary or appropriate.

                  Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.


                  SIGNATURE                                       TITLE                                DATE
                  ---------                                       -----                                ----

/s/ Roger J. Medel, M.D.
----------------------------------             Chairman of the Board, Chief Executive           November 14, 2002
Roger J. Medel, M.D.                           Officer and Director

/s/ Karl B. Wagner
----------------------------------             Chief Financial Officer                          November 14, 2002
Karl B. Wagner

/s/ Kristen Bratberg
----------------------------------             President and Director                           November 14, 2002
Kristen Bratberg

/s/ Cesar L. Alvarez
----------------------------------             Director                                         November 14, 2002
Cesar L. Alvarez


----------------------------------             Director                                         November   , 2002
Waldemar A. Carlo


----------------------------------             Director                                         November   , 2002
John K. Carlyle

/s/ M. Douglas Cunningham
----------------------------------             Director                                         November 14, 2002
M. Douglas Cunningham


----------------------------------             Director                                         November   , 2002
Michael B. Fernandez

/s/ Roger K. Freeman, M.D.
----------------------------------             Director                                         November 14, 2002
Roger K. Freeman, M.D.

/s/ Ian M. Ratner, M.D.
----------------------------------             Director                                         November 14, 2002
Ian M. Ratner, M.D.


                                  EXHIBIT INDEX

EXHIBIT NO.       DOCUMENT DESCRIPTION
-----------       --------------------

   4.1 Amended and Restated Articles of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the registrant's Registration Statement on Form S-1 (Registration No. 33-95086)).

   4.2 Amended and Restated Bylaws of the registrant (incorporated by reference to Exhibit 3.2 to the registrant's Quarterly Report on Form 10-Q for the period ended June 30, 2000).

   4.3 Articles of Designations of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.1 to the registrant's Current Report on Form 8-K dated March 31,
                  1999).

   4.4 Rights Agreement dated as of March 31, 1999, between the registrant and BankBoston, N.A., as rights agent, including the form of Articles of Designations of Series A Junior Participating Preferred Stock and the form of Rights Certificate (incorporated by reference to Exhibit 4.1 to the registrant's Current Report on Form 8-K dated March 31, 1999).

   4.5* Pediatrix Medical Group, Inc. 1996 Qualified Employee Stock Purchase Plan, as amended and restated.

   5.1+ Opinion of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A. as to the legality of the shares being registered.

   23.1*          Consent of PricewaterhouseCoopers LLP.

   23.2+ Consent of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A. (contained in its opinion filed as Exhibit 5.1 hereto).

   24.1*          Powers of Attorney (included on signature pages hereto).

----------------
*  Filed herewith.
+  Previously filed



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